AMENDED AND RESTATED SCHEDULE 1

                               with respect to the

                              MANAGEMENT AGREEMENT
                   (October 1, 1999, as restated May 9, 2001)

                                     between

                          ING VARIABLE INSURANCE TRUST
                   (formerly Pilgrim Variable Insurance Trust)

                                       and

                              ING INVESTMENTS, LLC
                      an Arizona Limited Liability Company
              (successor by merger to ING Pilgrim Investments, LLC)

                                         Annual Investment
                                           Management Fee
                                        (as a percentage of             Last Continued/
Name of Fund                         average daily net assets)         Approved by Board          Reapproval Date
------------                         -------------------------         -----------------          ---------------
ING VP Worldwide Growth Portfolio              1.00%                     July 11, 2002           September 1, 2003

ING VP Global Technology Portfolio             1.25%                     July 11, 2002           September 1, 2003

ING VP High Yield Bond Portfolio               0.65%                     July 11, 2002           September 1, 2003

ING GET U.S. Core Fund - Series 1*     0.25% Offering Period           February 25, 2003         September 1, 2004
                                       0.60% Guarantee Period

ING GET U.S. Core Fund - Series 2*     0.25% Offering Period           February 25, 2003         September 1, 2004
                                       0.60% Guarantee Period

ING GET U.S. Opportunity Fund -        0.25% Offering Period           February 25, 2003         September 1, 2004
Series 1*                              0.75% Guarantee Period

ING GET U.S. Opportunity Fund -        0.25% Offering Period           February 25, 2003         September 1, 2004
=Series 2*                             0.75% Guarantee Period

*This Amended and Restated Schedule 1 to the Management Agreement will be effective with respect to these Funds upon the effective date of the initial Registration Statement with respect to each Fund.